UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 11, 2011

LaBARGE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-05761	73-0574586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Clayton Road, St. Louis, Missouri	63124
(Address of principal executive offices)	(Zip Code)

(314) 997-0800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act.

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events

On February 10, 2011, the Company received a Wells notice from the staff of the United States Securities and Exchange Commission indicating that the staff intends to recommend the filing of a civil enforcement action against the Company. The SEC staff has indicated to the Company that any such action would allege violations of securities laws in connection with certain of the Company's financial reporting processes during primarily 2006 and 2007. The Wells notice relates only to a potential proceeding against the Company, and the SEC staff has indicated that they do not contemplate that a claim would be made against any individuals or would include an allegation of fraud on the part of the Company or any of its directors, officers or employees. The SEC staff has also advised the Company that it does not expect to request that the Company restate its financial statements for the periods in question. A Wells notice provides recipients an opportunity to respond to issues raised in the staff's investigation prior to any decision on an enforcement proceeding by the Commission, and is neither a formal allegation nor a finding of wrongdoing. The Company continues to cooperate with the Commission staff with respect to the investigation. The Company does not believe that the allegations have merit; however the Company intends to discuss with the SEC a possible resolution of the matter in question. There can be no assurance, however, that the Commission will not bring an enforcement action against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2011

LaBARGE, INC.

By: /s/DONALD H. NONNENKAMP
Name: Title:	Donald H. Nonnenkamp Vice President, Chief Financial Officer and Secretary